Exhibit 10.7

EXECUTION VERSION

SECOND LIEN GUARANTY

dated as of August 30, 2013

of

the Guarantors listed on the signature pages hereof
and that otherwise may become a party hereto

in favor of

WELLS FARGO ENERGY CAPITAL, INC., as Administrative Agent

Subsidiary Guaranty

i

Schedule 1                                     Guarantor Information

Exhibit A                                             Form of Guaranty Supplement

ii

SECOND LIEN GUARANTY

THIS SECOND LIEN GUARANTY is made as of August 30, 2013, by the Persons listed on the signature pages hereof and that may become parties hereto pursuant to Section 9.3, in favor of WELLS FARGO ENERGY CAPITAL, INC., individually and as administrative agent under the Credit Agreement, as defined below (the “Administrative Agent”) for the benefit of the Guaranteed Parties.

RECITALS

A.                                    Sundance Energy, Inc., a Colorado corporation (“Borrower”), is executing in favor of Lenders those certain promissory notes of even date herewith, payable to the order of Lenders in the aggregate principal amount of up to $100,000,000 (such promissory notes, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein collectively called the “Note”).

B.                                    The Note is being executed pursuant to the Second Lien Credit Agreement of even date herewith, (herein, as from time to time amended, supplemented or restated, called the “Credit Agreement”), by and among Borrower, Administrative Agent and Lenders, pursuant to which Lenders have agreed to advance funds to Borrower under the Note.

C.                                    It is a condition precedent to Lenders’ obligations to advance funds to the Borrower that Guarantors shall execute and deliver to Administrative Agent a satisfactory guaranty of Borrower’s obligations under the Note, the Credit Agreement and the other Loan Documents.

D.                                    In order to induce the Guaranteed Parties to extend such credit, and to enter into the other Loan Documents, each Guarantor has agreed to enter into this Guaranty.

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of that the parties acknowledge, the Guarantors agree as follows:

ARTICLE I

Definitions and References

Section 1.1.                                 Definitions in Credit Agreement. Capitalized terms used herein and not otherwise defined have the respective meanings specified in the Credit Agreement.

Section 1.2.                                 Definitions in this Guaranty. The following terms have the following meanings:

“Administrative Agent” has the meaning specified in the preamble.

“Borrower” has the meaning specified in Recital A.

“Credit Agreement” has the meaning specified in Recital B.

“Credit Parties” means SUNDANCE ENERGY AUSTRALIA LIMITED (ACN 112 202 883), a company organized under the laws of South Australia, and all Restricted Persons.

“Guaranteed Documents” means each Loan Document.

“Guaranteed Obligations” means all Obligations, including all amounts that constitute part of the Guaranteed Obligations and would be owed by any Credit Party to any Guaranteed Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Credit Party.

“Guaranteed Parties” means the Administrative Agent, the Lenders and any other Person to which Guaranteed Obligations are owing.

“Guarantor” means each Person guarantying the Guaranteed Obligations pursuant to this Guaranty. References to “Guarantor” in this Guaranty are intended to refer to each such Person as if such Person were the only guarantor pursuant to this Guaranty, except:

(a)                                 that references to “any Guarantor” or “each Guarantor” or words of similar import are meant to refer to each Person that is a Guarantor,

(b)                                 that references to “the Guarantors” are meant to refer collectively to all Persons that are Guarantors and

(c)                                  as otherwise may be specifically set forth herein.

“Indemnified Party” means each Guaranteed Party and each of its Affiliates, officers, directors, employees, agents and advisors.

“Net Worth” has the meaning specified in Section 7.3.

“Post-Petition Interest” has the meaning specified in Section 7.1(b).

“Subordinated Obligations” has the meaning specified in Section 7.1.

Section 1.3.                                 Rules of Construction; References and Titles. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)                                 Any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

(b)                                 Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(c)                                  The words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guaranty in its entirety and not to any particular provision hereof.

(d)                                 All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guaranty.

(e)                                  Any reference to any Law herein shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time.

(f)                                   The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(g)                                  Except as specified otherwise, references to any document, instrument, or agreement shall include:

(i)                                     all exhibits, schedules, and other attachments thereto, and

(ii)                                  all documents, instruments, or agreements issued or executed in replacement thereof.

(h)                                 A title appearing at the beginning of any subdivision is for convenience only, does not constitute any part of such subdivision and shall be disregarded in construing the language contained in such subdivision.

(i)                                     The phrases “this Section” and “this subsection” and similar phrases refer only to the section or subsection hereof in which such phrases occur.

(j)                                    The word “or” is not exclusive, and the word “including” (in all of its grammatical variations) means “including without limitation”.

(k)                                 Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns.

ARTICLE II

Guaranty

Section 2.1.                                 Guaranty. The Guarantors, jointly and severally, irrevocably, absolutely and unconditionally guarantee to each Guaranteed Party the prompt and complete payment and performance when due, no matter how the same shall become due, of all Guaranteed Obligations.

Section 2.2.                                 Obligation as a Guarantor. If the Borrower shall for any reason fail to pay any Guaranteed Obligation, as and when such Guaranteed Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, Guarantor will, upon demand by the Administrative Agent, pay such Guaranteed Obligation in full to the Administrative Agent for the benefit of the Guaranteed Party to which such Guaranteed Obligation is owed. If the Borrower shall for any reason fail to perform promptly any Guaranteed Obligation that is not for the payment of money, Guarantor will, upon demand by the Administrative Agent, cause such Guaranteed Obligation to be performed or, if specified by the Administrative Agent, provide sufficient funds, in such amount and manner as the Administrative Agent shall in good faith determine, for the prompt, full and faithful performance of such Guaranteed Obligation by the Administrative Agent or such other Person as the Administrative Agent shall designate. Without limiting the generality of the foregoing, Guarantor will pay all amounts that constitute part of the Guaranteed Obligations and would be owing but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.

Section 2.3.                                 Fees and Expenses. The Guarantors, jointly and severally, forthwith upon demand by the Administrative Agent, will pay all expenses (including fees and expenses of counsel that are not employees of the Administrative Agent or any Affiliate of the Administrative Agent) incurred by the Administrative Agent or any other Guaranteed Party in enforcing against any Guarantor any right under this Guaranty or any other Guaranteed Document.

Section 2.4.                                 Limitation of Liability of Certain Guarantors. Notwithstanding any other provision of this Guaranty, the liability of any Guarantor for all obligations under this Guaranty and any other Guaranteed Document to which it is a party shall be limited to the maximum liability that can be incurred by such Guarantor without rendering this Guaranty subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal Law.

ARTICLE III

Guaranty Absolute

Section 3.1.                                 Unconditional Guaranty.   (a)   Guarantor will pay the Guaranteed Obligations strictly in accordance with the terms of the Guaranteed Documents, to the extent permitted by Law regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any such term or any right of any Guaranteed Party with respect thereto.

(b)                                 This is a guaranty of payment and not of collection. The obligations of Guarantor under or in respect of this Guaranty and each other Guaranteed Document to which Guarantor is a party are independent of the Guaranteed Obligations or any other obligation of any other Credit Party under or in respect of the Guaranteed Documents, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty or any other Guaranteed Document to which Guarantor is a party, irrespective of whether any action is brought against the Borrower or any other Credit Party or whether the Borrower or any other Credit Party is joined in any such action or actions.

(c)                                  The obligations of Guarantor under this Guaranty and each other Guaranteed Document to which Guarantor is a party shall not be affected by:

(i)                                     any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Credit Party;

(ii)                                  any other proceeding involving any Credit Party or any asset of any Credit Party under any Law for the protection of debtors; or

(iii)                               any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceeding against, any Credit Party, any property of any Credit Party, or the estate in bankruptcy of any Credit Party in the course of or resulting from any such proceeding.

Section 3.2.                                 No Release Based on Actions of the Guaranteed Parties. No action that the Administrative Agent or any other Guaranteed Party may take or omit to take in connection with any Guaranteed Document, any Guaranteed Obligation (or any other indebtedness owing by the Borrower to any Guaranteed Party), or any collateral security, and no course of dealing between any Guaranteed Party and the Borrower, any Guarantor or any other Person, shall release or diminish Guarantor’s Guaranteed Obligations, liabilities, agreements or duties hereunder, affect this Guaranty or any other Guaranteed Document to which Guarantor is a party, or afford Guarantor any recourse against any Guaranteed Party, regardless of whether any such action or inaction may increase any risk to or liability of any Guaranteed Party, the Borrower or any Credit Party or increase any risk to or diminish any safeguard of any collateral security.

Section 3.3.                                 Waivers. The liability of Guarantor under this Guaranty and each other Guaranteed Document to which Guarantor is a party shall be irrevocable, absolute and unconditional irrespective of, and Guarantor irrevocably waives, for purposes of this Guaranty and each other Guaranteed Document to which Guarantor is a party, any defense that it may now have or hereafter acquire relating to, any or all of the following, (and Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Guaranteed Documents and that the waivers set forth below and otherwise in this Guaranty are knowingly made in contemplation of such benefits):

(a)                                 Any lack of validity or enforceability of any Guaranteed Document, any agreement or instrument relating thereto, any defense arising by reason of any disability or other defense of any other Person or the cessation from any cause whatsoever of the liability of any other Person.

(b)                                 Any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligation or any other obligation of any other Credit Party in respect of the Guaranteed Documents, or any other amendment or waiver of or any consent to departure from any Guaranteed Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party or any of its Subsidiaries or otherwise.

(c)                                  Any taking, exchange, release or non-perfection of any collateral security, or any taking, release or amendment or waiver of, or consent to departure from any other guaranty of any Guaranteed Obligation.

(d)                                 Any manner of application of collateral security, or proceeds thereof, to any Guaranteed Obligation, or any manner of sale or other disposition of any collateral security securing any Guaranteed Obligation or any other obligation of any Credit Party under the Guaranteed Documents or any other asset of any Credit Party or any of its Subsidiaries, and any other obligation to marshall assets.

(e)                                  Any right to require any Guaranteed Party to proceed against any other Person, to exhaust any collateral security for the Guaranteed Obligations, to have any other Person joined with Guarantor in any suit arising out of the Guaranteed Obligations or this Guaranty or to pursue any other remedy in any Guaranteed Party’s power.

(f)                                   Any change or restructuring of the corporate structure or termination of the existence of any Credit Party or any of its Subsidiaries.

(g)                                  Any failure of any Guaranteed Party to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party now or hereafter known to such Guaranteed Party (each Guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information).

(h)                                 Any failure of any other Person to execute or deliver this Guaranty, any supplement hereto or any other guaranty or agreement.

(i)                                     Any release or reduction of the liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations or any other compromise or settlement of the Guaranteed Obligations.

(j)                                    Promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and, to the extent permitted by Law, any other notice with respect to any Guaranteed Obligation and this Guaranty.

(k)                                 Any requirement that any Guaranteed Party create or perfect any Lien or protect or insure any property subject thereto.

(l)                                     Any right to revoke this Guaranty or any other Guaranteed Document to which Guarantor is a party.

(m)                             Any election of remedies by any Guaranteed Party that in any manner impairs, reduces, releases or otherwise adversely affects any collateral security or any subrogation, reimbursement, exoneration, contribution or indemnification right of Guarantor or other right of Guarantor to proceed against any other Credit Party, any other guarantor, any other Person or any collateral security.

(n)                                 Any right of set-off or counterclaim against or in respect of the Obligations of Guarantor hereunder or any other Guaranteed Document to which Guarantor is a party.

(o)                                 Any neglect, failure or refusal to take any action:

(i)                                     for the collection or enforcement of any Guaranteed Obligation,

(ii)                                  to realize on any collateral security,

(iii)                               to enforce any Guaranteed Document,

(iv)                              to file or enforce a claim in any proceeding described in Section 3.1(c),

(v)                                 in connection with the administration of any Guaranteed Document or

(vi)                              otherwise concerning the Guaranteed Obligations or the Guaranteed Documents,

or any delay in taking any such action.

(p)                                 The fact that any Guarantor may have incurred directly any Guaranteed Obligation or is otherwise primarily liable therefor.

(q)                                 Any duty of any Guaranteed Party to disclose to Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party or any of its Subsidiaries now or hereafter known by such Guaranteed Party.

(r)                                    Any defense to the recovery by any Guaranteed Party against Guarantor of any deficiency after a non-judicial sale and any defense or benefit that may be afforded by applicable Law (and in that connection Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by non-judicial sale).

(s)                                   Any statute of limitations applicable to the Guaranteed Obligations.

(t)                                    To the extent permitted by Law, any other circumstance or any existence of or reliance on any representation by any Guaranteed Party, except for indefeasible payment in full in cash and performance in full of each Obligation, that might otherwise constitute a defense available to, or a discharge of, Guarantor, any Credit Party or any other guarantor or surety.

Section 3.4.                                 Continuing Guaranty; Reinstatement. (a) This Guaranty is a continuing guaranty and shall remain in full force and effect until the latest of:

(i)                                     the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty (other than contingent indemnification obligations); and

(ii)                                  the date on which all commitments of the Guaranteed Parties under the Credit Agreement shall terminate and all Loans shall be indefeasibly paid in full.

(b) This Guaranty and each other Guaranteed Document to which Guarantor is a party shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Guaranteed Party as a result of the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made, and the Guarantors jointly and severally will pay such amount to the applicable Guaranteed Party on demand. Any transfer by subrogation that is made as contemplated in Section 7.2 prior to any such payment shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon automatically revert to and be vested in the Guaranteed Parties.

ARTICLE IV

Representations and Warranties

Section 4.1.                                 Representations and Warranties. Guarantor represents and warrants to the Guaranteed Parties as follows:

(a)                                 Each representation and warranty made with respect to it in any other Guaranteed Document is correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

(b)                                 Guarantor is an entity of the type specified opposite its name on Schedule 1 (or Schedule 1 to any guaranty supplement delivered by it pursuant to Section 9.3) opposite its name and is organized under the Laws of the jurisdiction specified in such Schedule opposite its name.

(c)                                  None of the execution, delivery or performance by Guarantor of this Guaranty and each other Guaranteed Document to which Guarantor is a party:

(i)                                     conflicts with:

(A)                               any domestic or foreign Law,

(B)                               any Organizational Document of Guarantor, or

(C)                               any material agreement, judgment, license, order or permit applicable to or binding upon Guarantor, or

(ii)                                  results in or requires the creation of any Lien, charge or encumbrance upon any asset of Guarantor (except in favor of the Guaranteed Parties).

(d)                                 No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body or third party is required for the due execution, delivery and performance by Guarantor of this Guaranty or any other Guaranteed Document to which Guarantor is a party.

(e)                                  Each of this Guaranty and each other Guaranteed Document to which Guarantor is a party is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and general principles of equity.

(f)                                   There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality that could reasonably be expected materially and adversely to affect Guarantor’s financial condition or its ability to perform its Obligations under this Guaranty or any other Guaranteed Document to which Guarantor is a party.

(g)                                  There is no condition precedent to the effectiveness of this Guaranty or any other Guaranteed Document to which Guarantor is a party that has not been satisfied or waived.

(h)                                 Guarantor has, independently and without reliance upon any Guaranteed Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Guaranteed Document to which it is a party, and Guarantor has established adequate means of obtaining from each other Credit Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of each other Credit Party.

(i)                                     The direct or indirect value of the consideration received and to be received by Guarantor in connection herewith is reasonably worth at least as much as the liability and Guaranteed Obligations of Guarantor hereunder and under each other Guaranteed Document to which Guarantor is a party, and the incurrence of such liability in return for such consideration may reasonably be expected to benefit Guarantor, directly or indirectly. To the best of Guarantor’s knowledge, all balance sheets, earning statements, financial data and other information concerning Guarantor which have been furnished to the Administrative Agent and each Lender by or on behalf of Guarantor to induce it to accept this Guaranty (or otherwise furnished to the Administrative Agent and each Lender in connection with the transactions contemplated hereby or associated herewith) fairly represent the financial condition of Guarantor as of the dates and the results of Guarantor’s operations for the periods for which the same are furnished. To the best of Guarantor’s knowledge, none of such balance sheets, earnings and cash flow statements, financial data and other information contains any untrue statement of a material fact or omits to state any material fact that is necessary to make any statements contained therein not misleading as of the respective date(s) thereof.

ARTICLE V

Covenants

Section 5.1.                                 Covenants. Guarantor will, so long as any Guaranteed Obligation shall remain unpaid, or any Guaranteed Party shall have any Commitment, perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements in the Guaranteed Documents on its or their part to be performed or observed or that the Borrower has agreed to cause Guarantor or such Subsidiaries to perform or observe.

ARTICLE VI

Remedies of the Guaranteed Parties

Section 6.1.                                 Exercise of Remedies. In accordance with the terms of Section 8.2 of the Credit Agreement and of the other Guaranteed Documents, each Guaranteed Party may enforce, from time to time, in any order and at such Guaranteed Party’s sole discretion, any right, power or remedy that such Guaranteed Party may have under the Guaranteed Documents or otherwise, including judicial foreclosure, the exercise of a right of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production or other property or right, whether real or personal, tangible or intangible.

Section 6.2.                                 Liability for Deficiencies. Guarantor shall be liable to each Guaranteed Party for any deficiency resulting from the exercise by any Guaranteed Party of any right or remedy, even though any right that Guarantor may have against the Borrower or others may be eliminated or diminished by the exercise of any such right or remedy.

Section 6.3.                                 Delay not a Waiver; Remedies Cumulative. No failure on the part of the Administrative Agent or any other Guaranteed Party to exercise, and no delay in exercising, any right under this Guaranty or any other Guaranteed Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Administrative Agent and the other Guaranteed Parties provided in this Guaranty and the Guaranteed Documents are cumulative and are in addition to, and not exclusive of, any other right or remedy provided by Law or otherwise.

Section 6.4.                                 Right of Set-Off. Guarantor grants to the Guaranteed Parties and their Affiliates a right of set-off on any and all money, securities and other property (and the proceeds therefrom) of Guarantor now or hereafter held or received by or in transit to any Guaranteed Party from or for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special), credits and claims of Guarantor at any time existing against any Guaranteed Party. Upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of Administrative Agent, each Guaranteed Party and its Affiliates are authorized at any time and from time to time, without notice to Guarantor, to set-off, appropriate and apply any such items against the Guaranteed Obligations and Guarantor’s obligations and liabilities hereunder irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty and although such Guaranteed Obligations and liabilities may be contingent or unmatured. Each Guaranteed Party will notify Guarantor after any such set-off and application made by it; provided that the failure to give such notice shall not affect the validity of such set-off and application.

ARTICLE VII

Subordination; Subrogation; Contribution

Section 7.1.                                 Subordination. Guarantor subordinates all debts, liabilities and other obligations owed to Guarantor by each other Credit Party (the “Subordinated Obligations”) to the Guaranteed Obligations as follows:

(a)                                 Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Credit Party), Guarantor may receive regularly scheduled payments from any other Credit Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Credit Party), unless the Administrative Agent otherwise agrees, Guarantor shall not demand, accept or take any action to collect any payment on account of any Subordinated Obligation.

(b)                                 In any proceeding under any Debtor Relief Law relating to any other Credit Party, the Guaranteed Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before Guarantor receives payment of any Subordinated Obligation.

(c)                                  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Credit Party), Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Guaranteed Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

Section 7.2.                                 Limited Right of Subrogation. (a) Until all Guaranteed Obligations have been indefeasibly paid in full in cash and otherwise performed in full, and all obligations under each other Guaranteed Document to which Guarantor is a party have been paid and performed in full, Guarantor shall have no right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim against any Credit Party or any collateral security in connection with this Guaranty. Until such time, Guarantor waives any right to enforce any remedy that Guarantor may have against Borrower and any right to participate in any collateral security.

(b)                                 If any amount shall be paid to Guarantor on account of any subrogation or other right, any such other remedy, or any collateral security at any time when all of the Guaranteed Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to the Administrative Agent to be held by the Administrative Agent for the benefit of the Guaranteed Parties as collateral security for, or then or at any time thereafter applied in whole or in part by the Administrative Agent against, any Guaranteed Obligation, whether matured or unmatured, in such order as the Administrative Agent shall elect.

(c)                                  If Guarantor shall have paid off any Guaranteed Obligation and if all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash, the Administrative Agent will, at Guarantor’s expense and reasonable request, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer, without representation or warranty, by subrogation to Guarantor of an interest in the Guaranteed Obligations resulting from such payment by Guarantor; provided that:

(i)                                     such transfer shall be subject to Section 3.4(b), and

(ii)                                  without the consent of the Administrative Agent (which the Administrative Agent may withhold in its discretion) Guarantor shall not have the right to be subrogated to any claim or right against any Credit Party that has become owned by any Guaranteed Party, whose ownership has otherwise changed in the course of enforcement of the Guaranteed Documents, or that the Administrative Agent otherwise has released or wishes to release from its Guaranteed Obligations.

Section 7.3.                                 Right of Contribution. After all Guaranteed Obligations have been indefeasibly paid in full in cash and otherwise performed in full, and all obligations under each other Guaranteed Document to which Guarantor is a party have been paid and performed in full, the Guarantors that have made payments in respect of the Guaranteed Obligations shall be entitled to contribution from the other Guarantors, to the end that all such payments upon the Guaranteed Obligations shall be shared among all such Guarantors in proportion to their respective Net Worths; provided that the contribution obligations of each such Guarantor shall be limited to the maximum amount that it can pay at such time without rendering its contribution obligations voidable under applicable Law relating to fraudulent conveyances or fraudulent transfers. “Net Worth” means, at any time and for any Guarantor:

(a)                                 the fair value of such Guarantor’s assets (other than such right of contribution), minus

(b)                                 the fair value of such Guarantor’s liabilities (other than its liabilities under its guaranty of the Guaranteed Obligations).

ARTICLE VIII

Limitation of Liability

Section 8.1.                                 Limitation on Liability of the Indemnified Parties. No Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to Guarantor or any of its Affiliates, officers, directors, employees, agents and advisors, and Guarantor shall not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Guaranteed Documents, the actual or proposed use of proceeds of any borrowing or any other transaction contemplated by the Guaranteed Documents.

ARTICLE IX

Miscellaneous

Section 9.1.                                 Notices. Except as may otherwise be provided in any other Guaranteed Document, any notice or communication required or permitted hereunder or any other Guaranteed Document to which Guarantor is a party shall be given in writing, sent in the manner provided in the Credit Agreement, if to the Administrative Agent, to the address set forth in the Credit Agreement and, for any Guarantor to the address specified opposite its name on Schedule 1, or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given as provided in the Credit Agreement for notices given thereunder.

Section 9.2.                                 Amendments and Waivers. No amendment of this Guaranty shall be effective unless it is in writing and signed by Guarantor and the Administrative Agent, and no waiver of this Guaranty or consent to any departure by Guarantor herefrom shall be effective unless it is in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for that given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals required in the Credit Agreement. No such amendment shall bind any Guarantor not a party thereto, but no such amendment with respect to any Guarantor shall require the consent of any other Guarantor.

Section 9.3.                                 Additional Guarantors. Upon the execution         and delivery, or authentication, by any Person of a Guaranty supplement in substantially the form of Exhibit A, such Person shall become a Guarantor hereunder, and each reference in this Guaranty and the other Guaranteed Documents to “Guarantor” shall also mean and be a reference to such Person.

Section 9.4.                                 Severability. Any provision of this Guaranty or any other Guaranteed Document to which Guarantor is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.5.                                 Survival of Agreements. All representations, warranties, covenants and agreements of Guarantor herein and in each other Guaranteed Document to which Guarantor is a party shall survive the execution and delivery of this Guaranty, the execution and delivery of any other Guaranteed Document and the creation of the Guaranteed Obligations.

Section 9.6.                                 Binding Effect and Assignment. This Guaranty and each Guaranteed Document to which Guarantor is a party shall:

(a)                                 be binding on Guarantor and its successors and permitted assigns, and

(b)                                 inure, together with all rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Guaranteed Parties and their respective successors, transferees and assigns who acquire their interests in accordance with the assignment provisions of the Credit Agreement.

Without limiting the generality of the foregoing, the Administrative Agent and any other Guaranteed Party may (except as otherwise provided in any Guaranteed Document) pledge, assign or otherwise transfer any right under any Guaranteed Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted herein or otherwise. No right or duty of Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Administrative Agent.

Section 9.7.                                 Governing Law. This Guaranty shall be governed by and construed in accordance with the Laws of the State of Colorado.

Section 9.8.                                 Final Agreement. This Guaranty and the other Guaranteed Documents represent the final agreement of the Guarantors and the Guaranteed Parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. There are no unwritten oral agreements between the Guarantors and the Guaranteed Parties.

Section 9.9.                                 Counterparts; Facsimile. This Guaranty and each other Guaranteed Document to which Guarantor is a party may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement. This Guaranty and each other Guaranteed Document to which Guarantor is a party may be validly delivered by facsimile or other electronic transmission of an executed counterpart of the signature page hereof.

Section 9.10.                          Acceptance by the Guaranteed Parties. By their acceptance of the benefits hereof, the Guaranteed Parties shall be deemed to have agreed to be bound hereby and to perform any obligation on their part set forth herein.

Section 9.11.                          Limitation on Interest. Section 10.8 of the Credit Agreement, which limits the interest for which Guarantor is obligated, is incorporated herein by reference.

Section 9.12.                          Jurisdiction, Etc. Guarantor:

(a)                                 irrevocably and unconditionally submits, for itself and its property, to the non- exclusive jurisdiction of any Colorado State court or federal court of the United States of America sitting in Denver County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Guaranteed Document to which Guarantor is a party, or for recognition or enforcement of any judgment;

(b)                                 irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Colorado State court or, to the extent permitted by Law, in such federal court;

(c)                                  agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law;

(d)                                 irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Guaranteed Document to which Guarantor is a party in any Colorado State or federal court; and

(e)                                  irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Nothing in this Guaranty or any other Guaranteed Document to which Guarantor is a party shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty in the courts of any jurisdiction.

Section 9.13.                          Waiver of Jury Trial. Guarantor irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guaranty or any other Guaranteed Document to which Guarantor is a party or the actions of any Guaranteed Party in the negotiation, administration, performance or enforcement hereof or thereof.

Section 9.14.                          Intercreditor Agreement. Reference is made to the Intercreditor Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, Wells Fargo Bank, N.A., as First Lien Administrative Agent (as defined therein), and Wells Fargo Energy Capital, Inc., as Second Lien Administrative Agent (as defined therein). Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Guaranty and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Guaranty, the provisions of the Intercreditor Agreement shall control.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

SUNDANCE ENERGY OKLAHOMA, LLC

By
Name: Eric P. McCrady
Title: Manager

SUNDANCE ROYALTIES, INC.

By
Name: Eric P. Mccrady
Title: President and Chief Executive Officer

ARMADILLO EAGLE FORD HOLDINGS, INC.

By
Name: Eric P. Mccrady
Title: Chief Executive Officer

ARMADILLO E&P, INC.

By
Name: Eric P. Mccrady
Title: Chief Executive Officer

SEA EAGLE FORD, LLC

By
Name: Eric P. Mccrady
Title: Manager

S-1

SCHEDULE 1

to

GUARANTY

Name of Guarantor	Type of Organization	Jurisdiction of Organization	Address for Notices
Sundance Energy Oklahoma LLC	Limited liability company	Delaware	633 17th Street, Suite 1950 Denver, CO 80202 Attention: Eric P. McCrady
Sundance Royalties, Inc.	Corporation	Colorado	633 17th Street, Suite 1950 Denver, CO 80202 Attention: Eric P. McCrady
Armadillo Eagle Ford Holdings, Inc.	Corporation	Delaware	633 17th Street, Suite 1950 Denver, CO 80202 Attention: Eric P. McCrady
Armadillo E&P, Inc.	Corporation	Delaware	633 17th Street, Suite 1950 Denver, CO 80202 Attention: Eric P. McCrady
SEA Eagle Ford, LLC	Limited liability company	Texas	633 17th Street, Suite 1950 Denver, CO 80202 Attention: Eric P. McCrady

EXHIBIT A

to

SECOND LIEN GUARANTY
FORM OF GUARANTY SUPPLEMENT

         , 20

Wells Fargo Energy Capital, Inc.,

as the Administrative Agent on behalf of the Guaranteed Parties referred to in the Guaranty referred to below

1000 Louisiana, 9th Floor

Houston, TX 77002

Attn: Ryan Sauer

Ladies and Gentlemen:

The undersigned refers to:

(i)                                     the Second Lien Credit Agreement dated as of August , 2013 (as from time to time amended, modified or supplemented, the “Credit Agreement”) among Sundance Energy, Inc., a Colorado corporation, the Lenders party thereto, and you, as administrative agent, and

(ii)                                  the Second Lien Guaranty dated as of August , 2013 (the “Guaranty”) made by the Guarantors from time to time party thereto in your favor for the benefit of the Guaranteed Parties.

Terms defined in the Credit Agreement or the Guaranty and not otherwise defined herein are used herein as defined, and rules regarding construction, references and titles are as provided, in the Credit Agreement or the Guaranty.

SECTION 1.  Guaranty. The undersigned, jointly and severally with the other Guarantors, irrevocably, absolutely, and unconditionally guarantees to each Guaranteed Party the prompt and complete payment and performance when due, and no matter how the same shall become due, of all Guaranteed Obligations and otherwise agrees to be bound in all respects by the Guaranty as if an original Guarantor party thereto, subject to any limitation set forth therein. As of the date first-above written, each reference in the Guaranty to a “Guarantor” shall also mean and be a reference to the undersigned.

SECTION 2. Information Relating to the Undersigned. The undersigned is an entity of the type specified on Schedule 1 and is organized under the Laws of the jurisdiction specified on Schedule 1 and its address for notices is specified on Schedule 1.

SECTION 3. Representations and Warranties. The undersigned as of the date hereof makes each representation and warranty set forth in Section 4.1 of the Guaranty.

EXHIBIT A - 1

SECTION 4.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the jurisdiction whose Laws the Guaranty provides will govern it.

Very truly yours,

(GUARANTOR)

By
Name:
Title:

ACCEPTED AND AGREED AS OF THE DATE FIRST-
ABOVE STATED.

WELLS FARGO ENERGY CAPITAL, INC., as Administrative Agent
on behalf of the Guaranteed Parties

By
Name:
Title:

EXHIBIT A - 2